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                     SURGE COMPONENTS, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE

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
                                                                                        Three Months Ended
                                                                                -----------------------------------
                                                                                 February 28,        February 29,
                                                                                     2001                2000
                                                                                ---------------    ----------------
Basic earnings:
   Net (loss) income.........................................................   $   (2,093,265)    $       819,084

Shares:
   Weighted common shares outstanding........................................        6,644,336           4,888,535
                                                                                ---------------    ----------------

Basic earnings per common share..............................................   $         (.32)    $           .17
                                                                                ===============    ================

Diluted earnings:
   Net (loss) income.........................................................   $   (2,093,265)    $       819,084
   Add interest expense on convertible debt..................................               --             163,841
                                                                                ---------------    ----------------
Net (loss) income and assumed conversion.....................................       (2,093,265)            982,925
                                                                                ---------------    ----------------

Shares:
   Weighted common shares outstanding........................................        6,644,336           4,888,535
   Employees stock options...................................................               --           1,841,457
   Convertible notes.........................................................               --             988,879
                                                                                ---------------    ----------------

Total weighted shares outstanding............................................        6,644,336           7,718,871
                                                                                ---------------    ----------------

Diluted earnings per common share............................................   $         (.32)    $           .11
                                                                                ===============    ================
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